AUTOLEND GROUP, INC.

                600 Central SW, 3rd Floor, Albuquerque, NM 87102
                ------------------------------------------------
                     Phone(505) 768-1000; Fax(505) 768-1111
                     --------------------------------------


                                November 13,2000


VIA  FACSIMILE  -(505)  820-9353  and  FIRST  CLASS  MAIL
---------------------------------------------------------

Mr.  Bruce  Barna  (Insert  name  of  trust)
P.O.  Box  22665
Santa  Fe,  NM  87502-2665

Dear  Mr.  Barna:

Pursuant to our recent conversation regarding the lease of AutoLend at the Quickel building, we respectfully propose the following regarding modifications to the lease. Each modification, if it so applies, shall be referred to as it is numbered in the original lease.

II.   Term of Lease (Shall be modified as follows):
      -------------
      Initial Term of Lease. The initial term of this lease shall be for a period of seven years, commencing on August 1, 1997 and ending July 31, 2004.

III.  Rent  (Shall  be  modified  as  follows):
      ----
      Notwithstanding any provision to the contrary contained herein, commencing on December 1, 2000, the lease payments shall be paid as follows, in the following amounts:

      December 1,2000 through December 31,2001 -$6,500.00/month January 1,2002 through July 31,2002 -$10,OOO.00/month August 1,2002 through July 31,2003 -$11,OOO.OO/month
      August  1,2003  through  July  31,2004  -$13,500.00/month

      Late Fee: A late charge equal to 5% of the amount that is late will be charged for any payment past 10 days from the due date.

      All  rent  shall  be  paid  to  Landlord  at:

          P.O.  Box  22665
          Santa  Fe,  NM  87502-2665

      or  such  other  place  as  Landlord  may  designate  from time to time.

Mr.  Bruce  Barna
November  13,2000
Page  2  of  3

XI.     Assignment  and  Subletting  (Shall  be  modified  as  follows):
        ---------------------------
        Landlord and Tenant hereby confirm the validity of AutoLend Group, Inc., E.S- the assignee and successor in interest of this lease and further acknowledge that no option to assume this lease under the same terms and conditions contained herein is valid or granted to Nunzio P. DeSantis and/or assigns, and any reference thereto in this section is hereby null and void and of no force and effect.

XVI.    Bankruptcy  and  Condemnation  (Shall  be  modified  as  follows):
        -----------------------------
        Landlord hereby confirms the validity of this lease notwithstanding the provisions of this section regarding breaches by AutoLend Group, Inc., if any, due to its bankruptcy.

XXIV.   Option  to  Renew  (Shall  be  modified  as  follows):
        -----------------
        Landlord hereby grants Tenant five (5) each two (2) year options to renew this lease under the same terms and conditions contained herein except rent which shall commence at a base rate of $11,500.00 for the period August 1, 2004 through July 31,2005, and shall be adjusted annually thereafter by the percentage change in the Consumer Price Index
        (CPI), All Urban Consumers, U.S. Cities Average, all items, between the first and last months of the immediately proceeding adjustment period, using the first twelve (12) month's period rent of $11,500.00 as the base rent for all future adjustments. In no event shall the adjusted rental amount during any subsequent twelve (12) month period in the option period(s) be less than that of the immediately preceding twelve
        (12) month period. At such time as the adjusted rent amount can be determined, Tenant shall immediately pay to Landlord the additional rent which has accrued under this adjustment provision, and thereafter pay the adjusted amount as advance monthly rent. Tenant must notify Landlord in Writing not less than sixty (60) days prior to the expiration of this lease and any of its renewal terms, of Tenant's intent to exercise it's option to renew the lease in accordance herewith.

XXV.    Option  to  Purchase  (New  Section):
        --------------------
        Landlord hereby grants to Tenant the Option to Purchase the Quickel building located at 600 Central A venue, NW, and its contiguous parking facility and area located directly south of the Quickel building, on the comer of Sixth and Gold Streets, SW, in Albuquerque, New Mexico ("The Property").

        The purchase price shall be equal to the documented net operating income divided by a capitalization rate equal to Wall Street Journal prime rate plus 150 basis points, or based on an appraisal provided by Landlord
                                   --
        which is produced by an M.A.I. appraiser, whichever is lower, upon terms and conditions acceptable to Landlord and Tenant.

Mr.  Bruce  Barna
November  13,2000
Page  3  of3

XXV.   (Cont'd)
        Tenant understands that Landlord is desirous of selling The Property on 3 tax favored basis such as a Section 1031 tax deferred real estate exchange, and Tenant agrees to transact this option to be in compliance with Landlord's requirements thereunder.

XXVI.   Rent  Abatement  for  December  and  January  (New  Section)
        --------------------------------------------
        Under any circumstances, AutoLend is under severe financial pressure and requests that you apply the deposit you now hold in the amount of Ten Thousand Dollars ($10,000) towards paying our December and January rents. Any shortfall between the Ten Thousand Dollars ($10,000) deposit and our negotiated rent will be added to the back end of the lease.

Mr. Barna, other than new section numbered XXVI above regarding the application of the security deposit to December and January rent, I believe this covers all of the changes we proposed. We thank you for your patience and consideration. Please inform us as soon as possible so that we may prepare the necessary documentation if you approve these modifications. Please call us if you have any questions, or if you would like to discuss any of these issues.


                                        Respectfully,


                                        /s/ John  Emery
                                        ---------------------------------
                                        John  Emery,  President



                                        ---------------------------------
                                        Vincent  J.  Garcia,  Director

                                      LEASE
                                      -----

THIS LEASE is dated and effective the 1st day of January, 2001, by and between The Lynn Atkison Trust, "Landlord", P.O. Box 2265, Santa Fe, New Mexico, 87502, and AutoLend Group, Inc., a Delaware corporation ,"Tenant", 600 Central Avenue SW, Suite 300, Albuquerque, New Mexico, 87102. This Lease supercedes, cancels, and nullifies any and all prior leases between the Landlord and Tenant whether having been originally entered into by the Landlord and Tenant or having arisen by virtue of assignment or sublease and whether or not such prior lease has been completed as of the date of this lease. Upon execution of this lease, Tenant and Landlord hereby release each other from any and all obligations to each other on any such prior lease.

                                    ARTICLE I
                                 Leased Premises
                                 ---------------

     The Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the "Leased Premises" described as the commercial suite described as Suite 300 (constituting the entire third floor) and located at the Quickel Building, 600 Central Avenue SW, City of Albuquerque, County of Bernalillo, State of New Mexico, containing approximately 9,935 Square feet. The actual square footage and area is not warranted by the Landlord.

                                   ARTICLE II
                                      Term
                                      ----

     The initial term of this lease shall be for three (3) years commencing January 1, 2001 and terminating on the 31st day of December 2003. Additionally, Tenant is granted two (2) options to extend the term of this lease for five years each, commencing upon expiration of the initial term. Such option may be exercised only if Tenant is not in default hereunder, by Tenant giving written notice to the Landlord of the exercise thereof, at least ninety - (90) - days prior to the end of the current term. During the option term, if the option shall be exercised, this Lease shall continue in full force and effect as though the term hereof extended through such option period. The option term or terms shall be governed by the same terms and conditions of this lease.

                                   ARTICLE III
                                Rent and Deposits
                                -----------------

     1. Tenant agrees to pay to Landlord rentals of $7000.00 per month ($84,000.00 per year) for the initial year of this Lease. Tenant agrees to pay to Landlord $12,325.00 per month ($147,900.00 per year) plus applicable Consumer Price Index ("CPI") adjustment for the second year of this Lease. Tenant agrees to pay to Landlord the same monthly and annual rent as that paid in the second year of the lease plus applicable CPI adjustment for the third year of this Lease. During the first option period, rent will be $11,000.00 per month ($132,000.00 per year) with annual CPI adjustments thereafter. During the second option period, the rent will be the same monthly and annual rent as


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that of the first option period, plus the applicable CPI adjustments which shall be applied annually for each and every year of the second option term.

     2. All rental shall be payable on or before the first day of each calendar month. TIME IS OF THE ESSENCE. Payment shall be made by delivery of a local draft to Landlord at Landlord's address set forth above. Alternatively, if Landlord directs, payment shall be made by deposit of a local draft into Landlord's local bank account.

     3. Tenant has deposited with Landlord the additional sum of $10,000.00 as security for the performance by Tenant of all things to be done by Tenant under this Lease, which sum shall be returned to Tenant, without interest, upon the expiration of this Lease if the premises are peacefully surrendered, free and clear of damage other than reasonable wear and tear, and if such surrender shall occur without the Tenant being in default at the time of surrender.

     4. CPI adjustments of base rent shall be calculated uncompounded from All Urban Consumers, U.S. Cities Average, all items, between the first and last months of the immediately preceding adjustment period. In no event shall the adjusted rental amount during any twelve (12) month period be less than that of the immediately preceding twelve (12) month period. At such time as the adjusted rent amount can be determined, Tenant shall immediately pay to Landlord the additional rent, which has accrued under this adjustment provision, and thereafter pay the adjusted amount as advance monthly rent.

                                   ARTICLE IV
                         Charge for Late Payment of Rent
                         -------------------------------

     1. If the Tenant fails to pay any rent by the fifth (5th) business day of the month in which it is due, Tenant must add ten percent (10%) to that installment as additional rent.

     2. Landlord need not give any notice to be entitled to these charges, and such additional charge shall in no way be construed to limit the Landlord's remedies in the event of such default, which remedies shall in all cases be deemed to be cumulative.

                                    ARTICLE V
                                      Taxes
                                      -----

     All ad valorem taxes with respect to the real estate shall be paid by Landlord, except that Tenant shall pay all increases in ad valorem taxes due to Tenant's construction of Leasehold improvements. All taxes on personal property, inventory, furniture, fixtures and trade fixtures shall be paid by the Tenant.


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
                                   ARTICLE VI
                                   ----------
                                    Insurance
                                    ---------

     1. The Landlord shall insure the Leased Premises against fire, normal extended coverage perils, vandalism and malicious mischief Such insurance shall be solely for Landlord's benefit and Tenant shall not be entitled to any interest, direct or indirect, in the proceeds thereof

     2. Throughout the terms of this Lease and any extension or renewal thereof, the Tenant hereby agrees and covenants with Landlord to carry and maintain in full force and effect at Tenant's expense, public liability insurance covering bodily injury and property damage liability, in a form and with an insurance company acceptable to Landlord, with single limit coverage of not less than $1,500,000.00, for the benefit of both Landlord and Tenant as protection from all liability claims arising from the Leased Premises, and Tenant shall cause Landlord to be named as an additional-named insured on such policy of insurance and shall deliver a copy thereof to Landlord. The Tenant shall carry and maintain in effect sufficient insurance to cover Tenant's trade fixtures, inventory, equipment, furnishings, leasehold improvements and glass, which insurance shall protect against fire, normal extended coverage perils, vandalism and malicious mischief

     3. Tenant waives any right of subrogation, which its insurers may acquire against Landlord, and will require all insurance policies required hereunder to contain a waiver of subrogation rights.

     4. All increases in insurance costs for the Quickel Building due to Tenant's extraordinary activities shall be paid by Tenant as additional rent due under the Lease Agreement and shall be due at the same time Landlord's insurance premium(s) is due.

                                   ARTICLE VU
                                    Utilities
                                    ---------

     Landlord and Tenant agree that the Leased Premises is offered on a "full service" basis, including all utilities and janitorial service five (5) days weekly, Monday through Friday, 7:00 a.m. to 7:00 p.m. If utility usage outside of the above stated time periods becomes excessive, Landlord reserves the right to assess reasonable charges for such use. Tenant hereby agrees and covenants with Landlord to pay promptly other charges including but not limited to telephone, television, computer internet, and other services which may be incurred in connection with Tenant's use of the Leased Premises, and to save harmless Landlord therefrom.


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
                                  ARTICLE VIII
                                     Parking
                                     -------

     Included in the monthly rental, Tenant shall have the exclusive use of seven (7) parking spaces in the enclosed parking structure and seven (7) parking spaces in the adjacent outdoor parking area, all as assigned by the Landlord.

                                   ARTICLE IX
                      Landlord's Right to Subordinate Lease
                      -------------------------------------

     This Lease may, at Landlord's option, be subject and subordinate to the lien of any trust deed or deeds, mortgages, or liens resulting from any other method of financing or refinancing herebefore or hereafter placed upon the Leased Premises, and to all other amounts advanced thereunder or consolidations and extensions thereof; provided, however, that in the event of any foreclosure or other suit, sale or proceedings thereunder, Tenant, if not then in default hereunder will not be made a party to any such suit or proceeding, and the same shall not affect the rights of the Tenant under this Lease. Tenant agrees to execute such instruments as may reasonably be requested by any beneficiary or mortgagee to evidence and make a record of the fact that this Lease is to be inferior to any such deed of trust or mortgage, but in no event shall Tenant be obligated to any beneficiary or mortgagee for the obligations of Landlord or its assigns. Tenant agrees to execute such agreements as may be reasonably requested by any beneficiary or mortgagee to secure any pledge or assignment of rentals.

                                    ARTICLE X
                        Tenant's Warranties and Covenants
                        ---------------------------------

Tenant agrees and covenants:

     1. To pay rents and all other payments promptly as herein provided to the address of Landlord shown above or as hereafter designated in writing by Landlord, and not to withhold payment of any payment due to Landlord, even if a dispute exists between Tenant and Landlord as to any other issue.

     2. To permit no concessionaire or licensee to occupy the Leased Premises.

     3. To permit Landlord to advertise the Leased Premises for rent at a reasonable time before the Lease expires or the tenancy otherwise terminates. Signs or other devices of said purpose may be placed in or about the Leased Premises no sooner than ninety (90) days prior to the expiration of the Lease. In addition, upon reasonable advance notice, to permit Landlord to show the Leased Premises to prospective tenants during said ninety (90) days period, but only during regular business hours of the Tenant and only in such a manner so as not to disrupt Tenant ' s business.


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
     4. To place signs or exterior additions upon the Leased Premises only after the same have been approved as to style, number, location and manner of hanging by the Landlord.

     5. T o faithfully and promptly abide by this lease agreement and to perform all duties of the Tenant required by this lease agreement.

                                   ARTICLE XI
                              Condition of Premises
                              ---------------------

     1. Upon the commencement of the lease term, the Leased Premises shall be provided by Landlord to Tenant in the same condition as the premises exist on this date.

     2. Tenant shall not make or permit to be made any alterations, additions or changes to the Leased Premises without the Landlord's prior written consent, which shall not be unreasonably withheld. All work with respect to permitted alterations, additions and changes, including lighting fixtures, shelves, carpeting, tile, mirrors, counters, and all other items attached to the Leased Premises in any way, shall be done at Tenant's sole expense in a good and workmanlike manner. All or any part of such alterations, additions or changes shall be considered as improvements owned by Landlord which shall not be removable by Tenant. Any such alterations shall comply with all ordinances and regulations relating thereto. Upon termination of this Lease other than by default of Tenant, and only if Tenant has faithfully performed all its obligations to Landlord, Tenant may remove Tenant's removable trade fixtures which are not affixed to the Leased Premises, provided that Tenant shall restore the Leased Premises to their original condition, ordinary wear and tear excepted.

     3. Landlord shall not be responsible to make any improvements, modifications or alterations to the Leased Premises in order to comply with any governmental requirements, building or fire codes, ordinances, regulations or laws.

     4. At the end of the lease term, Tenant shall peaceably surrender the Leased Premises in a clean and orderly condition clear and free of damage other than reasonable wear and tear.

                                   ARTICLE XII
                             Repair and Maintenance
                             ----------------------

     Landlord shall be responsible for and keep the structural members of the building, the basic electrical, plumbing and other utility systems, and the exterior walls of the building and the roof in good repair, except where such repair is necessitated by the act, negligence, or omissions of Tenant or his employees, customers, guests, agents, or contractors, in which case such repairs shall be promptly made by Tenant at Tenant's sole expense. It is expressly understood and agreed that Landlord shall have no obligation to maintain, paint, clean, repair, or replace interior walls, floor coverings, doors, interior glass, interior windows, or additions or alterations except where such repair or


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
replacement is caused by Landlord's acts or omissions. It is further understood and agreed that all other obligations of maintenance and repair of the Leased Premises shall be the Tenant's including, but not by way of limitation, the floor coverings, non- structural walls, floors and surfaces of all exposed portions of the interior of the Leased Premises, the security systems, doors and locks, and interior windows broken or otherwise damaged during the term hereof Charges incurred in changing either security codes or locks and keys for the Leased Premises shall be paid for by the Tenant. Tenant shall keep the Leased Premises in first class condition. Any and all improvements and modifications to the Leased Premises required by applicable governmental requirements, building or fire codes, ordinances, regulations, or laws shall be the sole responsibility of Tenant, and not Landlord.

                                  ARTICLE XIII
                                 Use of Premises
                                 ---------------

     Tenant shall utilize the Leased Premises exclusively for general office use, and for no other purpose. The Leased Premises shall not be used for any other purpose without first obtaining the written consent of Landlord therefore. Landlord shall not be required to keep other tenants from competing with Tenant. Tenant shall not use or knowingly permit any part of the Leased Premises to be used for any unlawful purpose, or for any purpose in violation of applicable governmental laws, rules or regulations. Tenant shall not permit any act to be done or any condition to exist on the Leased Premises or any article to be brought thereon which may be offensive or dangerous, unless safeguarded as required by law, or which may in law constitute a nuisance, public or private, or which may make void or voidable any insurance then in force with respect to the Leased Premises, or which will increase the fate of insurance on the Leased Premises. Tenant shall not interfere with the business activities of any of the other tenants of the Quickel Building, and shall at all times conduct Tenant's business in a reasonable, peaceful and dignified manner, so as to enhance the general business climate of the Quickel Building. Tenant shall not reside on the Leased Premises or allow any other person to reside on the Leased Premises. Absolutely no guard dogs or any pets, animals or birds shall be allowed on the Leased Premises.

                                   ARTICLE XIV
                        Pledge, Assignment and Subleasing
                        ---------------------------------

     Tenant shall not encumber, pledge or use as collateral in any fashion, any portion of the Leased Premises. Tenant may not sublet the Leased Premises without Landlord's written consent. Which consent shall not be unreasonably withheld, utilizing reasonable commercial standards, provided however, that Landlord is entering into this Lease Agreement based upon certain representations made by Tenant, including but not limited to Tenant's intended use of the Leased Premises, Tenant's proposed style and manner of doing business, Tenant's financial abilities, and the need for balance and diversification in the tenant mix. In no event may the Leased Premises be occupied by multiple tenants, subtenants, licensees or permittees. The refusal of Landlord to grant consents as aforesaid based on Landlord's need for balance and diversification of tenants shall be


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
deemed a reasonable cause for refusal of such consents. Tenant shall not assign this Lease. In the event of assignment or sublease, whether authorized or not, Tenant shall not be released from liability to perform the lease. Landlord acknowledges that Tenant may sell all or part of its business during the lease term, subject to the above considerations. In the event of such sale, Tenant shall not be released from liability to perform the Lease without written approval of Landlord.

                                   ARTICLE XV
                                  Holding Over
                                  ------------

     If Tenant shall, with the knowledge and consent of Landlord, continue to occupy the Leased Premises after the expiration of the term of this Lease, Tenant shall become for such extension period a Tenant from month to month on the same terms as herein stipulated for the last month of the former lease term, plus ten percent (10%). If Tenant holds over after the expiration of the term of this Lease without Landlord's consent, daily rent shall accrue at ten percent (10%) of the last month's rent of the previous lease year.

                                   ARTICLE XVI
                    Damage to Leased Premises by Catastrophe
                    ----------------------------------------

     Tenant agrees and covenants with Landlord that if at any time during the term of this Lease, or any extension or renewal thereof, the said demised Leased Premises shall be totally or partially destroyed by fire, earthquake, or other calamity, then Landlord shall have the option to rebuild or repair the same, provided such rebuilding or repairing shall be commenced within the period of thirty days after notice in writing to Landlord of such destruction or damage, and to rebuild or repair the same in as good condition as they were immediately prior to such calamity. In such case, a just and proportionate part of the rent herein specified shall be abated until such demised Leased Premises shall have been rebuilt and repaired. In case, however, Landlord shall, within thirty days following notice in writing to him of such damage, elect not to rebuild or repair said Leased Premises, Landlord shall so notify Tenant and, thereupon, this Lease shall terminate and become null and void.

                                  ARTICLE XVII
                        Landlord's Liability and Tenant's
                        ---------------------------------
                           Indemnification of Landlord
                           ---------------------------

     The tenant shall assume all liability and shall be solely responsible for damages which may arise from any accident which occurs in or about the Leased Premises while this Lease is in force except as otherwise provided by this Lease, incident to Tenant's use of the Leased Premises. Tenant shall defend and indemnify Landlord from all claims and suits against Landlord relative to accidents which occur on or in the Leased Premises. The Tenant agrees to make no claim against the Landlord for or on account of any loss or damage by reason of fire, water damage, leakage, failure of heating, air conditioning, electrical or plumbing systems, or other casualty (including utility breakage or malfunction) except as provided in this Lease or as may be caused by a breach of any of


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
the Landlord's agreements or duties. The Landlord shall not be liable, except with respect to Landlord's intentional acts, for damage or personal injury or property damage in or about the Leased Premises while this Lease or any renewal or extension hereof is in force. This indemnification clause shall not be construed to create any right of action or basis of claim on behalf of any third party against either party hereto.

                                  ARTICLE XVIII
                           Covenant of Quiet Enjoyment
                           ---------------------------

     1. So long as the Tenant is not in default hereunder during the base term hereof and any renewal or extension hereof, the Landlord covenants that the Tenant shall peaceably and quietly occupy and enjoy the Leased Premises subject to the terms hereof, except that Landlord may engage in reasonable construction activities on or near the Leased Premises. The Landlord warrants and agrees to defend the title to the Leased Premises, and further warrants that he has full authority to execute this Lease.

     2. Tenant shall carefully monitor and control all activities on the Leased Premises so as to insure that no unreasonable noise or odor from the Leased Premises is transmitted to the adjacent space.

                                   ARTICLE XIX
                                     Waiver
                                     ------

     No assent expressed or implied by either party to any breach of any one or more of the covenants or agreements hereof by the other shall be deemed or construed to be a waiver of any succeeding or other breach.

                                   ARTICLE XX
                           Bankruptcy and Condemnation
                           ---------------------------

     Tenant hereby agrees and covenants with Landlord that should Tenant, or anyone of them, make an assignment for the benefit of creditors or should be adjudged a bankrupt, either by voluntary or involuntary proceedings, or if otherwise a receiver should be appointed by any court of competent jurisdiction for Tenant because of any insolvency, the occurrence of any such event shall be deemed a breach of this Lease, and, in such event, Landlord shall have the option to forthwith terminate this Lease and re- enter the demised Leased Premises and take possession thereof, whereupon Tenant shall quit and surrender peaceably the demised Leased Premises to Landlord. In no event shall this Lease be deemed an asset of Tenant, or anyone of them, after adjudication in bankruptcy, the appointment of a receiver, or the assignment for the benefit of creditors. Further, Tenant hereby covenants and agrees with landlord that in the event the demised Leased Premises, or any part thereof, are taken, damaged consequentially or otherwise, or condemned by public authority, this Lease shall terminate, as to the part so taken, as of the date title shall vest in the said public authority, and the rent reserved shall be adjusted so that Tenant shall be required to pay for the remainder of the term that portion of the rent reserved in the proportion that the demised Leased Premises remaining after the


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
taking, damaging, or condemnation bears to the whole of the demised Leased Premises before the taking, damaging, or condemnation. All damages and payments resulting from the said taking, damaging, or condemnation of the demised Leased Premises shall accrue to and belong to Landlord, and Tenant shall have no right to any part thereof If more than thirty percent (30%) of the demised Leased Premises becomes unavailable for use for more than thirty (30) calendar days from written notice due to fire, flooding, condemnation or other event causing the demised Leased Premises to be uninhabitable, Tenant shall have the right to cancel this Lease in its entirety with written notification to Landlord.

                                   ARTICLE XXI
                       Default. Termination. and Remedies
                       ----------------------------------

     It is understood and agreed between Landlord and Tenant that if the rent specified above, or any part thereof, shall be in arrears or unpaid five (5) days after the first day of the month, then Tenant shall, without notice from Landlord, be automatically deemed in default.

     It is understood and agreed between Landlord and Tenant that if default shall be made in any of the covenants or agreements contained in this Lease, other than rent, Landlord will give Tenant thirty- (30) -days written notice unless Landlord and Tenant mutually agree to extend such period, to cure such default. If Tenant shall remain in possession of the Leased Premises after the above required notice period, and such default has not been cured, it shall be lawful for the Landlord to declare the said term ended and re-enter the Leased Premises to expel, remove, or put out Tenant; and to repossess and enjoy the same Leased Premises again as in its first and former state.

     If at any time the term shall be declared ended at such election of Landlord, Tenant agrees to surrender and deliver the Leased Premises peaceably to the Landlord. If Tenant shall remain in possession of the Leased Premises after the required notice period specified above, Tenant shall be deemed guilty of a forcible entry and detainer of the Leased Premises under the laws of the State of New Mexico and shall be subject to eviction and removal under due process of law.

     It is understood and agreed between Landlord and Tenant that at any time after such termination the Landlord may re-lease the Leased Premises or any part thereof, for such term and on such conditions as the Landlord, in his sole discretion, may determine, and may collect and receive the rent thereafter. In the event Landlord re-leases the Leased Premises, it is understood and agreed that the term may be greater or lesser than the period which constituted the term of this Lease, and the conditions may include free rent or other concessions which may be reasonably required to induce another party to lease the Leased Premises. Landlord agrees to work in good faith to re-lease the Leased Premises to mitigate economic loss to Landlord and Tenant.

     It is also understood and agreed that no such termination of this Lease shall relieve Tenant of its liabilities and obligations under this Lease, and such liabilities and


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obligations shall survive any such termination. In the event of any such termination, whether or not the Leased Premises have been re-leased, the total remaining balance of the rent which would be due and payable for the remainder of the term of this Lease, less the net proceeds of any re-leasing effected by the Landlord, shall become due and payable as liquidated damages of Tenant's default. The net proceeds shall be calculated as the gross dollar amount of the new lease less any expenses Landlord incurred in re-leasing the Leased Premises including but not limited to all repossession costs, brokerage commissions, legal and attorney's fees, alteration costs and expense of preparation for such re-leasing.

                                  ARTICLE XXII
                      Expenses of Default: Attorney's Fees
                      ------------------------------------

     It is further agreed by and between the parties hereto that Tenant shall pay and discharge all costs, reasonable attorney's fees, and expenses that shall arise from enforcing the covenants of this Lease by Landlord, Landlord's heirs, executors, administrators, assigns or successors in interest. Should Landlord engage an attorney for the purposes of writing Tenant a notice of default or other demand, Tenant shall be required to pay Landlord's legal fees therefore in the amount of two hundred and fifty dollars ($250.00), should Tenant actually be in default. Also, if Landlord engages an attorney for any default of Tenant or to review any request of Tenant, including a request to assign or sublet, Tenant shall pay all Landlord's costs and reasonable attorney's fees thereby incurred.

                                 ARTICLE XXIIII
                              Failure to Terminate
                              --------------------

     Tenant agrees and covenants with Landlord that failure, neglect, or omission of Landlord to terminate this Lease for anyone or more breaches of any of the covenants hereof remaining unresolved, shall not be deemed a consent by Landlord of such breach and shall not stop, bar, or prevent Landlord from thereafter terminating this Lease, either for such violation, or for any unresolved prior or subsequent violation of any covenant hereof.

                                  ARTICLE XXIV
                                     Notice
                                     ------

     1. All notices to be given with respect to this Lease shall be in writing. Each notice shall be sent by registered or certified mail, postage prepared and return receipt requested, or hand delivered to the party to be notified at the address set forth above, or at such other address as either party may from time to time designated in writing.

     2. Every notice shall be deemed to have been given at the time it shall be deposited in the United States mail in the manner prescribed herein. Nothing contained


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herein shall be construed to preclude personal service of any notice in the manner prescribed for personal service of a summons or other legal process.

     3. Notice to Landlord shall be addressed to Landlord at the address set forth above, or at such other location as may be designated in writing by Landlord to Tenant. Notice to Tenant shall be addressed to Tenant at the Leased Premises or at such other location as may be designated in writing by Tenant to Landlord.

                                   ARTICLE XXV
                       Right of Landlord to Enter Premises
                       -----------------------------------

     Landlord or its agents or employees may enter upon the Leased Premises for any purpose at any reasonable times during Tenant's regular business hours or otherwise during the term of this Lease with reasonable notice to Tenant, or without such notice and at any time if it is deemed by Landlord to be necessary for protection of the premises or of adjoining areas in the building Any such entry or inspection shall be done in such a manner so as to be the least disruptive to Tenant's business.

                                  ARTICLE XXVI
                         Landlord's Contractual Security
                         -------------------------------
                          Interest and Landlord's Lien
                          ----------------------------

     In addition to all other statutory or common law landlord's liens, Landlord shall at all times have both a valid contractual security interest and Landlord's lien to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements, inventory and all other personal property of Tenant, presently, or which may hereafter be situated on the Leased
Premises, and all proceeds therefrom. Tenant shall at Landlord's request execute such security agreements and financing statements as are required by Landlord to perfect or document Landlord's security interest. Upon the occurrence of an event of default, as defined in Article XXIII, by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Leased Premises and take possession of any and all goods, wares, equipment, fixtures, inventory, improvements and all other personal property of Tenant or any other party situated on the premises without liability for trespass or conversion, and to dispose of such items in a reasonable manner as provided for in the New Mexico Uniform Commercial Code. Landlord's right of lien does not extend to personal property within the demised Leased Premises.


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                                  ARTICLE XXVII
                            Unenforceable Provisions
                            ------------------------

     If any provisions of this Lease shall be declared invalid or unenforceable, the remainder of the Lease shall continue in full force and effect.

                                 ARTICLE XXVIII
                                     Genders
                                     -------

     Where necessary to carry out the meaning hereof, the singular shall mean the plural, the singular, and any gender shall apply to all genders.

                                  ARTICLE XXIX
                                    Amendment
                                    ---------

     The Lease constitutes the total understanding between the parties and no modification hereof shall be effective except when in writing and signed by all parties hereto. All previous representations and/or understandings of the parties are merged into this lease.

                                   ARTICLE XXX
                        Delays Beyond Landlord's Control
                        --------------------------------

     Whenever Landlord or Tenant are responsible for any action under this Lease, either shall not be liable or responsible for and there shall be excluded from the computation of any period of time any delays due to strikes, riots, acts of God, shortages of labor or materials, delay occasioned by contractors or subcontractors, governmental laws, regulations or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of the party, except for payment of rent or other sums owed by Tenant under this lease.

                                  ARTICLE XXXI
                              Estoppel Certificate
                              --------------------

     Tenant agrees to, from time to time, upon request by Landlord, execute and deliver to Landlord a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified).

                                  ARTICLE XXXII
                                    Headings
                                    --------

     The headings of the Articles of this Lease are for convenience only and shall not limit or affect the enforceability of the terms of this Lease. They shall not be utilized in interpreting this Lease.


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                                 ARTICLE XXXIII
                                      Sale
                                      ----

     If Landlord sells the property, such sale shall be subject to all terms and conditions of this Lease, and the Purchaser shall be required to assume and perform Landlord's obligations in Landlord's name, place and stead. Landlord shall be relieved of all liability to Tenant upon such sale. Prior to or after Landlord's sale of the property, Tenant shall be required to execute an estoppel letter in standard form to the purchaser, which estoppel letter must be signed, if the statements contained therein are correct, within ten (10) working days of presentment to Tenant. Failure to execute such estoppel letter within such time will constitute an irrevocable acknowledgement that the statements contained in the unsigned estoppel letter are true and binding upon Tenant.

                                  ARTICLE XXXIV
                                 Applicable Law
                                 --------------

     The applicable law governing this Lease and any proceeding resulting from or arising out of this Lease shall be the law of the State of New Mexico. Any arbitration or other legal proceeding resulting from or arising out of this Lease shall be brought in the First Judicial District of Santa Fe County, Santa Fe, New Mexico.

                                  ARTICLE XXXV
                               Dispute Resolution
                               ------------------

     In any dispute between Landlord and Tenant arising out of this Lease, Landlord and Tenant hereby agree that such dispute shall be submitted to binding arbitration before an arbitrator approved by both Landlord and Tenant. If Landlord and Tenant are unable to agree upon a mutually acceptable arbitrator, each will appoint one arbitrator of its choice to a three-person arbitration panel. The third arbitrator shall be selected by the two appointed arbitrators. The prevailing party shall be entitled to recover from the non-prevailing party its share of arbitration costs and expenses including reasonable attorney's fees.

                                  ARTICLE XXXVI
                                 Binding Effect
                                 --------------

     This Lease and all agreements herein contained shall bind the parties hereto and their heirs, personal representatives, successors and assigns.


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IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease effective on the day and year first above written.



LANDLORD                                   TENANT

/s/ The Lynn Atkison Trust                 /s/ AutoLend Group, Inc.
----------------------------               ----------------------------
The Lynn Atkison Trust                     AutoLend Group, Inc.
By:  Lynn Atkison, Trustee                 By: John Emery
                                           Its: Acting President


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